SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2008
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of incorporation)	1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

 7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation, in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement

The compensation and benefits committee of the Company's Board of Directors completed its annual review of executive compensation on July 23, 2008. The Company's Board of Directors reviewed the committee's recommendations and approved the following changes in compensation for each of the following named executive officers:

Amendment to the Employment Agreement of William G. Rankin - The Company's Chairman, President and Chief Executive Officer, William G. Rankin, is a party to an employment agreement with the Company, incorporated by reference from the Company's Current Report on Form 8-K filed September 20, 2007 as Exhibit 10.1. The Company's Board of Directors approved a $13,000 increase in Mr. Rankin's annual salary effective August 1, 2008, authorized a cash bonus of $50,000 payable immediately and granted 55,825 shares of the Company's $0.01 par value common stock to Mr. Rankin effective July 23, 2008 under the Company's Stock Bonus Plan. The shares so granted were net of 25,175 shares, which were withheld by the Company in payment of the associated federal and state income taxes. In addition, Mr. Rankin was granted stock options to acquire 139,818 shares of common stock at an exercise price of $2.18 per share with a term of 5 years, respectively. Mr. Rankin, will also continue to receive an auto allowance of $9,600 per year.

Amendment to Employment Agreement of Donald A. French - The Company's Secretary, Treasurer and Chief Financial Officer, Donald A. French, is a party to an employment agreement with the Company, incorporated by reference from the Company's Current Report on Form 8-K dated September 10, 2007 as Exhibit 10.2. The Company's Board of Directors approved a $9,000 increase in Mr. French's annual salary effective August 1, 2008, authorized a cash bonus of $30,000 payable immediately and granted 27,568 shares of the Company's $0.01 par value common stock to Mr. French effective July 23, 2008 under the Company's Stock Bonus Plan. The shares so granted were net of 12,432 shares, which were withheld by the Company in payment of the associated federal and state income taxes. In addition, Mr. French was granted stock options to acquire 68,484 shares of common stock at an exercise price of $2.18 per share with a term of 5 years, respectively. Mr. French, will also continue to receive an auto allowance of $9,600 per year.

Amendment to Employment Agreement of Ronald M. Burton - The Company's Senior Vice President of Operations, Ronald M. Burton, is a party to an employment agreement with the Company, incorporated by reference from the Company's Current Report on Form 8-K dated September 10, 2007 as Exhibit 10.3. The Company's Board of Directors approved a $15,000 increase in Mr. Burton's annual salary effective August 1, 2008, authorized a cash bonus of $30,000 payable immediately and granted 32,000 shares of the Company's $0.01 par value common stock to Mr. Burton effective July 23, 2008 under the Company's Stock Bonus Plan. In addition, Mr. Burton was granted stock options to acquire 55,798 shares of common stock at an exercise price of $2.18 per share with a term of 5 years, respectively. One-third of the shares and options so granted will vest on July 23rd of each of the succeeding three years. Mr. Burton, will also continue to receive an auto allowance of $9,600 per year.

Amendment to Employment Agreement of Jon Lutz - The Company's Vice President of Technology, Jon Lutz, is a party to an employment agreement with the Company, incorporated by reference from the Company's Current Report on Form 8-K dated September 10, 2007 as Exhibit 10.4. The Company's Board of Directors approved a $7,000 increase in Mr. Lutz's annual salary effective August 1, 2008, authorized a cash bonus of $20,000 payable immediately and granted 20,000 shares of the Company's $0.01 par value common stock to Mr. Lutz effective July 23, 2008 under the Company's Stock Bonus Plan. In addition, Mr. Lutz was granted stock options to acquire 41,818 shares of common stock at an exercise price of $2.18 per share with a term of 5 years, respectively. One-third of the shares and options so granted will vest on July 23rd of each of the succeeding three years. Mr. Lutz, will also continue to receive an auto allowance of $9,600 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc., Registrant
July 25, 2008	/s/ Donald A. French Donald A. French, Treasurer